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                                                                    EXHIBIT 10.4




May 7, 2003




Mr. Robert Batinovich
Chairman and Chief Executive Officer
Glenborough Realty Trust Incorporated
400 South El Camino Real, Suite 1100
San Mateo, CA 94402


RE: Supplemental Retirement Benefits


Dear Mr. Batinovich:

This letter supersedes and replaces that certain letter dated December 31, 2000, setting forth the terms of your Supplemental Retirement Benefits. By signing below, you acknowledge and agree that the letter has been amended to reflect the termination of the Supplemental Employee Retirement Plan Trust (also known as the Rabbi Trust).

The Company has approved an age 65 supplemental pension for you, with an annual benefit equal to 3% of your highest average base salary and bonus for 3 out of your last 10 years of employment with the Company prior to retirement (high 3), multiplied by your number of years of service with the Company (not to exceed
22), with the annual annuity benefit not to exceed 100% of such high 3, subject to an annual dollar cap of $565,000 ("Dollar Cap"). If benefits commence after age 65, they will be increased using an interest rate of 6% per year between age 65 and the date benefits commence, but again subject to the Dollar Cap. This benefit will be paid monthly for your life with a 10 year certain future.

At December 31, 2000, based on your 22 years of service and your highest average compensation as of that date, your age 65 annual benefit was $422,000. Your age 70 annual benefit will be $565,000. Your benefits vest immediately. Your benefit is subject to the claims of the Company's creditors and you are a general unsecured creditor with respect to the payment of your benefit. This letter agreement may only be amended by agreement between you and the Company. You may not assign this benefit.











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Mr. Robert Batinovich
May 7, 2003
Page 2





We are pleased to provide you with this valuable benefit in recognition of your exceptional services to the Company.


Sincerely,



/s/ Patrick Foley, Chairman
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For the Compensation Committee




ACCEPTED:


/s/ Robert Batinovich
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Robert Batinovich